EXHIBIT 99.1


                                                                   July 27, 2004


                            NORTHERN STATES FINANCIAL
                           SECOND QUARTER NET DECLINES

             INCREASED PROVISION FOR LOAN AND LEASE LOSSES REPORTED

         WAUKEGAN, IL, July 27, 2004 - Northern States Financial Corporation (Nasdaq: NSFC), holding company for the Bank of Waukegan and First State Bank of Round Lake, today reported that second quarter 2004 earnings were $.06 per share compared to $.35 per share for the same quarter last year. Earnings were affected by an increased provision for loan and lease losses of $2.3 million for the quarter ended June 30, 2004, compared to $150,000 for the second quarter of 2003.

         Much of the $2.3 million quarterly provision was allocated to nonperforming lease pools totaling $11.3 million that were placed on nonaccrual status at June 30, 2002. At June 30, 2004, the Company had $3.0 million of its allowance for loan and lease losses allocated to these lease pools. The lease pools were purchased in late 2000 and 2001 from Commercial Money Center, a now bankrupt equipment leasing company, and are secured by equipment and carry surety bonds that were designed to provide protection against losses from defaults on these lease pools. The sureties are Illinois Union Insurance Company, a wholly owned subsidiary of Ace Limited Insurance Company and RLI Insurance Company.

         During the quarter ended the Company was notified that the bankruptcy trustee for the former servicer of the lease pools had brought suit against financial institutions owning the various lease pools, including the Company, in an attempt to make the financial institutions unsecured creditors. At June 30, 2004, the bankruptcy trustee is holding $1.3 million of payments on the Company's lease pools that the Company had previously expected would be paid to the Company by the bankruptcy trustee. The Company believes that it will prevail against the bankruptcy trustee and be found to be a secured creditor. Meanwhile, the Company is continuing its efforts to collect on these leases from the sureties through litigation. The sureties have asserted certain defenses against having to pay under the surety bonds. No assurance can be given as to the exact amounts that will be ultimately collected from the bankruptcy trustee and the sureties.

         For the three months ended June 30, 2004, net income was $242,000, or $.06 per share, compared with $1,502,000, or $.35 per share, for the second quarter of 2003. Net income for the six months ended June 30, 2004 was $1,903,000, or $.44 per share, compared with $2,884,000, or $.67 per share, for the same period last year.

                                                              NSFC Press Release
                                                                   July 27, 2004

         Assets were the highest in the Company's history, reaching $794 million at June 30, 2004 compared to $690 million at December 31, 2003. Loans also reached a record level, totaling $440 million at June 30, 2004. Deposits, at June 30, 2004, totaled a record $644 million. The growth is attributable to the January 5, 2004 acquisition of First State Bank of Round Lake that accounted for $130 million in assets, $69 million in loans and $106 million in deposits at June 30, 2004.

         On June 1, 2004 a cash dividend of $ .55 per share was paid to stockholders. This was a 1.9 percent increase to the semi-annual dividend compared to the December 1, 2003 cash dividend of $ .54 per share. Annualized, this dividend would mark the TWENTY-SECOND consecutive year of increases in dividends paid to stockholders and represents a dividend yield of approximately
4.0 percent based on an assumed price stock price of $27.00 per share.

         Nonperforming loans and leases at June 30, 2004 totaled $19.7 million and consist of nonaccrual loans and leases and other loans 90 days past due and in the process of collection. Total nonperforming loans and leases remain unchanged from December 31, 2003. Nonaccrual loans and leases were $18.9 million at June 30, 2004 and include lease pools totaling $11.3 million as previously mentioned. Prior to being placed on nonaccrual status, the Company had been recognizing income of approximately $290,000 per quarter on these leases. Also included on nonaccrual status is a $4.3 million loan that is for a 90-unit condominium construction project classified as a nonaccrual loan at December 31, 2003. The Company participated on this construction project with other financial institutions and only has a portion of the total loan. The construction project has experienced substantial cost overruns and the principal borrowers have declared bankruptcy. The participating financial institutions have begun foreclosure procedures.

         Northern States Financial Corporation is the holding company for the Bank of Waukegan, a full-service commercial bank founded in 1962 with six branches in Lake County, Illinois, and for the First State Bank of Round Lake, founded in 1949 with an additional two branches in Lake County, Illinois. Both banks serve the populations of northeastern Illinois and southeastern Wisconsin.

FORWARD-LOOKING INFORMATION

         Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions.

                                                              NSFC Press Release
                                                                   July 27, 2004

The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, difficulties in integrating the acquired operations, changes from estimated purchase accounting adjustments relating to the acquisition of Round Lake Bankcorp, Inc., difficulties in achieving anticipated cost savings related to the operation of the acquired banking offices or higher than expected costs related to the transaction, the potential for further deterioration in the credit quality of the Company's loan and lease portfolios, uncertainty regarding the Company's ability to ultimately recover on the surety bonds and cash held by the bankruptcy trustee relating to equipment lease pools and other loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company's market area, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements.

                      NORTHERN STATES FINANCIAL CORPORATION
                              KEY PERFORMANCE DATA
                        ($ 000'S, EXCEPT PER SHARE DATA)


QUARTER ENDED JUNE 30,                             2004                2003
-------------------------------------           ----------          ----------
Net Income                                      $  242             $ 1,502
Basic & Diluted Earnings Per Share              $ 0.06             $  0.35
Return on Average Assets                           .12%                .95%
Return on Average Equity                          1.29%               7.84%
Efficiency Ratio                                 62.39%              55.67%
Yield on Interest Earning Assets                  4.18%               4.57%
Yield on Interest Bearing Liabilities             1.46%               2.00%
Net Interest Spread                               2.72%               2.57%

SIX MONTHS ENDED JUNE 30,                          2004                2003
-------------------------------------           ----------          ----------
Net Income                                      $1,903             $ 2,884
Basic & Diluted Earnings Per Share              $  .44             $   .67
Return on Average Assets                           .48%                .91%
Return on Average Equity                          5.00%               7.51%
Efficiency Ratio                                 60.19%              55.91%
Yield on Interest Earning Assets                  4.22%               4.63%
Yield on Interest Bearing Liabilities             1.46%               2.08%
Net Interest Spread                               2.76%               2.55%

                                                              NSFC Press Release
                                                                   July 27, 2004


                      NORTHERN STATES FINANCIAL CORPORATION
                              KEY PERFORMANCE DATA
                        ($ 000'S, EXCEPT PER SHARE DATA)


                                            JUNE 30,            DEC. 31,
                                              2004                2003
                                            -------             -------

Total Assets                                $794,473            $689,619
Loans and Leases                             440,241             358,226
Total Deposits                               643,537             493,132
Total Stockholders' Equity                    72,154              75,329
Nonperforming Loans and Leases                19,716              19,650
Nonperforming Loans and
  Leases to Loans and Leases                    4.48%               5.49%
Book Value per Share                          $16.76              $17.50
Number of Shares Outstanding               4,305,105           4,305,105


                      NORTHERN STATES FINANCIAL CORPORATION
                                DIVIDEND HISTORY

                        JUNE 1           DECEMBER 1           TOTAL
                       --------          ----------           -----
1999                     $.35               $.40                $.75
2000                      .43                .47                 .90
2001                      .48                .52                1.00
2002                      .53                .53                1.06
2003                      .54                .54                1.08
2004                      .55



FOR ADDITIONAL INFORMATION, CONTACT:
         FRED ABDULA, CHAIRMAN OF THE BOARD, (847) 244-6000 EXT. 238
Websites: www.bankofwaukegan.com
          www.nsfc.net

                                                              NSFC Press Release
                                                                   July 27, 2004



NORTHERN STATES FINANCIAL CORPORATION
-------------------------------------
CONDENSED CONSOLIDATED BALANCE SHEETS
-------------------------------------
June 30, 2004 and December 31, 2003  (In thousands of dollars)
(Unaudited)

                                                                          June 30,       December 31,
    Assets                                                                  2004             2003
                                                                      -------------      ------------
Cash and due from banks                                                     $28,479         $18,403
Interest bearing deposits in financial institutions                             203             181
Federal funds sold                                                           12,850          20,000
                                                                        -----------      ----------
   Total cash and cash equivalents                                           41,532          38,584
Securities available for sale                                               281,541         280,445
Loans and leases                                                            440,241         358,226
Less: Allowance for loan and lease losses                                    (5,818)         (4,383)
                                                                        -----------      ----------
   Loans and leases, net                                                    434,423         353,843
Federal Home Loan Bank and Federal Reserve Bank stock                         2,080           1,871
Office buildings and equipment, net                                           9,247           5,370
Other real estate owned                                                       4,916           3,766
Goodwill                                                                      9,717               0
Other intangible assets                                                       3,014               0
Accrued interest receivable                                                   3,409           3,429
Other assets                                                                  4,594           2,311
                                                                        -----------      ----------
   Total assets                                                            $794,473        $689,619
                                                                        ===========      ==========
      Liabilities and Stockholders' Equity
Liabilities
Deposits
   Demand - noninterest bearing                                             $61,564         $52,398
   Interest bearing                                                         581,973         440,734
                                                                        -----------      ----------
      Total deposits                                                        643,537         493,132
Securities sold under repurchase agreements
   and other short-term borrowings                                           46,487          83,367
Federal funds purchased                                                      18,000          26,500
Federal Home Loan Bank advances                                               6,500           6,500
Advances from borrowers for taxes and insurance                                 874             535
Accrued interest payable and other liabilities                                6,921           4,256
                                                                        -----------      ----------
      Total liabilities                                                     722,319         614,290
Stockholders' Equity
Common stock                                                                  1,789           1,789
Additional paid-in capital                                                   11,584          11,584
Retained earnings                                                            66,368          66,833
Accumulated other comprehensive income (loss), net                           (3,199)           (489)
Treasury stock, at cost                                                      (4,388)         (4,388)
                                                                        -----------      ----------
   Total stockholders' equity                                                72,154          75,329
                                                                        -----------      ----------
   Total liabilities and stockholders' equity                              $794,473        $689,619
                                                                        ===========      ==========

                                                              NSFC Press Release
                                                                   July 27, 2004

NORTHERN STATES FINANCIAL CORPORATION
-------------------------------------
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
-------------------------------------------
Three and six months ended June 30, 2004 and 2003
(In thousands of dollars, except per share data) (Unaudited)

                                          Three months ended        Six months ended
                                         June 30,     June 30,    June 30,     June 30,
                                           2004         2003        2004         2003
                                         -------      -------     -------      -------
Interest income
   Loans (including fee income)            $5,728       $5,114     $11,379      $10,346
   Securities
     Taxable                                1,912        1,699       3,830        3,401
      Exempt from federal income tax           96           85         193          167
   Federal funds sold and other                73           17         168           36
                                          -------      -------     -------      -------
      Total interest income                 7,809        6,915      15,570       13,950
                                          -------      -------     -------      -------
Interest expense
   Time deposits                            1,747        1,626       3,378        3,409
   Other deposits                             387          354         764          730
   Other borrowings                           256          542         561        1,088
                                          -------      -------     -------      -------
      Total interest expense                2,390        2,522       4,703        5,227
                                          -------      -------     -------      -------
Net interest income                         5,419        4,393      10,867        8,723
Provision for loan and lease losses         2,300          150       2,550          280
                                          -------      -------     -------      -------
Net interest income after provision
   for loan and lease losses                3,119        4,243       8,317        8,443
Noninterest income
   Service fees on deposits                   631          570       1,250        1,084
   Trust income                               175          174         390          331
   Mortgage banking income                     46          117          64          237
   Other operating income                     261          225         475          360
                                          -------      -------     -------      -------
      Total noninterest income              1,113        1,086       2,179        2,012
Noninterest expense
   Salaries and employee benefits           2,141        1,705       4,257        3,405
   Occupancy and equipment, net               490          339         955          709
   Data processing                            379          174         696          307
   Legal                                      181          200         349          583
   Amortization of intangible assets          116            0         232            0
   Other operating expenses                   768          632       1,363          998
                                          -------      -------     -------      -------
      Total noninterest expense             4,075        3,050       7,852        6,002
                                          -------      -------     -------      -------
Income before income taxes                    157        2,279       2,644        4,453
Income tax expense (benefit)                  (85)         777         741        1,569
                                          -------      -------     -------      -------
Net income                                    242        1,502      $1,903       $2,884
                                          =======      =======     =======      =======

Basic and diluted earnings per share        $0.06        $0.35       $0.44        $0.67